Exhibit 10.2

REAFFIRMATION OF LOAN DOCUMENTS

THIS REAFFIRMATION OF LOAN DOCUMENTS (“Reaffirmation”), dated as of May 16, 2014, is executed in favor of The Karlsson Group, Inc., an Arizona corporation (“Karlsson”), by each of Prospect Global Resources, Inc., a Delaware corporation (“Prospect DE”), Prospect Global Resources, Inc., a Nevada corporation (“Parent”), Apache County Land & Ranch, LLC, a Nevada limited liability company (“Apache”), and American West Potash, LLC, a Delaware limited liability company (“AWP” and collectively with Prospect DE, Parent and Apache, the “Prospect Parties” and each a “Prospect Party”) with reference to the following facts:

A.            Prospect DE has entered into and delivered to the order of Karlsson that certain Senior First Priority Secured Promissory Note, dated as of August 1, 2012 (such Note, as so amended and as the same may hereafter be amended, modified, extended and/or restated, being hereinafter referred to as the “Note”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Note.

B.            Pursuant to the Note, Karlsson has made certain extensions of credit (the “Loan”) to Prospect DE.

C.            The Loan is secured by, among other instruments, (i) that certain Deed of Trust, Security Agreement, Assignment of Production and Proceeds, Fixture Filing and Financing Statement dated as of August 1, 2012, executed by AWP, as trustor, in favor of and for the benefit of Karlsson, as beneficiary, and recorded August 1, 2012, as Instrument No. 2012-004076 in the Official Records of Apache County, Arizona (the “AWP Deed of Trust”) with respect to the property described therein (the “Premises”), (ii) that certain Security Agreement, dated as of August 1, 2012, executed by Prospect DE and AWP in favor of and for the benefit of Karlsson (the “Security Agreement”), (iii) that certain Membership Interest Pledge Agreement between Prospect DE and Karlsson, dated as of May 30, 2012 (the “AWP Pledge Agreement”); (iv) that certain Membership Interest Pledge Agreement between AWP and Karlsson, dated as of January 28, 2013 (the “Apache Pledge Agreement”); and (v) each of the Collateral Assignment of Mineral Leases, the Collateral Assignment of Mining Permits, and the Collateral Assignments of Royalty Agreements, each between AWP and Karlsson and each dated as of August 1, 2012 (collectively, the “Collateral Assignments”).  The Loan and all of Prospect DE’s other obligations under the Loan Documents (as defined below) are guaranteed by that certain Unconditional Guaranty dated as of August 1, 2012 executed by AWP in favor of and for the benefit of Karlsson (the “Guaranty”, and together with the AWP Deed of Trust, the Security Agreement, the Pledge Agreement and the Collateral Assignments and all financing statements, fixture filings, patent, trademark and copyright filings and other documents and agreements relating to the collateral for the Loan and made or delivered pursuant to the Note or any other Loan Document, the “Collateral Documents”).  The Note, the Collateral Documents and all other documents, agreements and instruments delivered to Karlsson under or in connection with the Note are collectively referred to herein as the “Loan Documents.”

D.            Concurrently herewith: (i) Karlsson and Prospect DE are entering into a Fifteenth Amendment to Senior First Priority Secured Promissory Note (the “Fifteenth

Amendment”) pursuant to which the deadline for discounted payoff of the Note in full is extended by seven (7) days, until May 23, 2014, and certain conforming changes to the Note are made to extend the applicable deadlines from May 16, 2014 to May 23, 2014; and (ii) Karlsson and the Prospect Parties are entering into an Amendment No. 1 to Seventh Extension Agreement (the “Extension Amendment” and collectively with the Fifteenth Amendment, the “Amendment Documents”) pursuant to which the deadline for payment of Karlsson legal fees and expenses is similarly being extended from May 16, 2014 to May 23, 2014.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and other agreements hereinafter contained, Karlsson and the Prospect Parties hereby agree as follows:

SECTION 1. Defined Terms.  All initially capitalized terms used without definition in this Reaffirmation shall have the respective meanings assigned to them in the Note.

SECTION 2.  Reaffirmation.  Each Prospect Party hereby (i) reaffirms and remakes on the date hereof each of the representations, warranties, covenants and agreements made by it in the Loan Documents, except to the extent such representations and warranties relate solely to an earlier date; (ii) acknowledges and admits its indebtedness and obligations under its respective Collateral Document(s) and under any other Loan Document to which such Prospect Party is a party, as the same have heretofore been, and may from time to time hereafter be, supplemented, amended, modified, restated or extended; and (iii) acknowledges and admits that it has no defenses, offsets or claims whatsoever in respect thereof, in each case notwithstanding the transactions effected by the Amendment Documents.

SECTION 3.  Full Force and Effect.  Except as expressly set forth herein, all of the Loan Documents to which each Prospect Party is party shall remain unmodified and in full force and effect.

SECTION 4.  Counterparts.  This Reaffirmation may be executed in multiple counterparts, each of which shall constitute an original and all of which, taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Reaffirmation of Loan Documents as of the date first above written.

KARLSSON:

The Karlsson Group, Inc.
an Arizona corporation

By:	/s/ Michael Stone
Name:	Michael Stone
Its:	CFO and Treasurer

PROSPECT DE:

Prospect Global Resources, Inc.,
a Delaware corporation

By:	/s/ Gregory Dangler
Name:	Gregory Dangler
Its:	President, CEO and Secretary

PARENT:

Prospect Global Resources, Inc.,
a Nevada corporation

By:	/s/ Gregory Dangler
Name:	Gregory Dangler
Its:	President, CEO and Secretary

AWP:

American West Potash, LLC
a Delaware limited liability company

By:	/s/ Gregory Dangler
Name:	Gregory Dangler
Its:	President, CEO and Secretary

APACHE:

Apache County Land & Ranch, LLC
a Nevada limited liability company

By:	/s/ Gregory Dangler
Name:	Gregory Dangler
Its:	President, CEO and Secretary